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                                                         EXHIBIT 5.1


                 OPINION OF PATTERSON, BELKNAP, WEBB & TYLER LLP


                                               November 12, 1999


Chromatics Color Sciences International, Inc.
5 East 80th Street
New York, New York 10021

Dear Sirs:

         We have acted as counsel to Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 2,330,690 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the Company's registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on July 1, 1999, as amended on July 27, 1999 and on November 12, 1999 (the "Registration Statement").

         In rendering this opinion we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to date, and the minutes of the corporate proceedings taken by the Company in connection with the authorization of the Shares. We have also examined the originals, or copies certified or otherwise identified to us, of the corporate records of the Company, certificates of public officials and representatives of the Company, and such other documents and records, and have made such investigations of law, as we have deemed necessary for purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the original of all copies and the factual accuracy of all certificates submitted to us.

         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and when sold and delivered as contemplated by the Registration Statement will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         We note that we are referred to under the heading "Legal Matters" in the Registration Statement filed with the Commission pursuant to the Act and hereby consent to the use of our name therein and to the use of this opinion for filing with the Commission as an exhibit to the Registration Statement. In furnishing this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


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                                       PATTERSON, BELKNAP, WEBB & TYLER LLP

                                       By: /s/ Jeffrey E. LaGueux
                                           --------------------------------
                                             A Member of the Firm


cc:   Ms. Darby S. Macfarlane